UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

SIGNATURE

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 24, 2013, Crown Holdings, Inc. (the Company) announced a cost-reduction initiative to better align its costs with ongoing market conditions in its European operations, primarily in its food, aerosol and specialty packaging businesses, which is expected to result in the reduction of approximately 300 employees.

The Company expects to record a pretax restructuring charge of approximately $32 million in the third quarter of 2013 to cover the related severance costs.  The Company expects the cash to be spent in 2013 and 2014 and anticipates annual savings of approximately $25 million when fully implemented.

The information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements.  Important factors that could cause the statements made in this Report to differ include, without limitation, the Company's ability to implement the cost-reduction initiative and workforce reduction, possible changes in the expected costs associated with the restructuring, and risks associated with the Company's ability to achieve the benefits of the cost-reduction initiative.  Other important factors are included under the caption “Forward-Looking Statements” in the Company's Form 10-K Annual Report for the year ended December 31, 2012 and in subsequent filings.  The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Kevin C. Clothier
Vice President and Corporate Controller

Dated: September 27, 2013

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